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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             OHIO EDISON COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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[OHIO EDISON LOGO]                                             76 South Main St.
                                                               Akron, Ohio 44308

Willard R. Holland
Chairman and Chief Executive Officer

                               February 10, 1997

Dear Shareholder:

     Last September, we announced the proposed merger of Ohio Edison Company with Centerior Energy Corporation under a new holding company called FirstEnergy Corp. - an action that requires approval by holders of two-thirds of our company's common stock.

     OHIO EDISON'S BOARD OF DIRECTORS AND MANAGEMENT TEAM RECOMMEND THAT YOU VOTE FOR THE MERGER. We are convinced that the creation of FirstEnergy will enhance the value of your 401(k) investment - a portion of which is made up of Ohio Edison common stock - while offering other significant benefits, including the elimination of duplicative costs, improved efficiencies, reduced debt and capital expenditures, and increased flexibility for managing our operations.

     Please take time to review the enclosed proxy statement, which provides more information about the merger. After your review, please sign and date the enclosed voting direction form and return it in the enclosed postage-paid envelope so that your vote on the merger can be counted.

     Your participation and support are essential as we work to make our company a top performer in the energy industry.

                                   Sincerely,

                                   /s/ Willard R. Holland

                                   WILLARD R. HOLLAND
                                   Chairman of the Board and
                                   Chief Executive Officer

[Ohio Edison Logo]

                        OHIO EDISON SYSTEM SAVINGS PLAN
                             VOTING DIRECTION FORM

             SPECIAL MEETING OF SHAREHOLDERS OF OHIO EDISON COMPANY
                          AT THE JOHN S. KNIGHT CENTER
                 ON MARCH 27, 1997, AT 2:00 P.M., EASTERN TIME

                                                          YOUR ALLOCATED SHARES:

                TO:  STATE STREET BANK & TRUST COMPANY, TRUSTEE
                     OF THE OHIO EDISON SYSTEM SAVINGS PLAN

    As a participant in the Ohio Edison System Savings Plan, I hereby direct State Street Bank & Trust Company, Trustee, to vote, in accordance with my directions below, the shares of Ohio Edison common stock which are allocated to my account and also my proportionate number of shares which have not been allocated to participants or for which no direction forms are received, at the Special Meeting of Shareholders to be held on March 27, 1997, or any adjournment thereof, and in its discretion it is authorized to vote upon such other business as may properly come before the meeting.

IF NO DIRECTION IS INDICATED BELOW, THE SHARES REPRESENTED BY THIS SIGNED DIRECTION FORM ARE DIRECTED TO BE VOTED FOR PROPOSAL NO. 1.

[X] Indicate your direction by marking the appropriate boxes.


                       ALLOCATED SHARES      (Number indicated above)

           YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

Proposal No. 1.  To approve and adopt the Agreement and             FOR             AGAINST           ABSTAIN
                 Plan of Merger described in the Proxy              [ ]               [ ]               [ ]
                 Statement, and the transactions
                 contemplated thereby.

                    UNALLOCATED SHARES  (Proportion to be determined)

           YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

Proposal No. 1.  To approve and adopt the Agreement and             FOR             AGAINST           ABSTAIN
                 Plan of Merger described in the Proxy              [ ]               [ ]               [ ]
                 Statement, and the transactions
                 contemplated thereby.

_______________________________________________   Date _________________, 1997
     SIGNATURE: Sign as name appears above.

 TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND MAIL PROMPTLY IN
                     THE ENCLOSED POSTAGE-PAID ENVELOPE TO
 STATE STREET BANK & TRUST COMPANY, BOX 1997 G.P.O., NEW YORK, N.Y. 10117-0024